                                                       EX-99.B(j)mmmconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to
Registration Statement No. 333-45994 on Form N-1A of Waddell & Reed
Advisors Municipal Money Market Fund, Inc. of our report dated November 2,
2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 20, 2001